UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2022

NCL CORPORATION LTD.

(Exact name of registrant as specified in its charter)

Bermuda	333-128780	20-0470163
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2022, NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian Cruise Line Holdings Ltd. (“NCLH”), entered into a $1 billion amended and restated commitment letter (the “Commitment Letter”) with the purchasers named therein (collectively, the “Commitment Parties”). The Commitment Letter amends, restates and supersedes the commitment letter, dated November 1, 2021, among NCLC and the purchasers named therein. Pursuant to the Commitment Letter, the Commitment Parties have agreed to purchase an aggregate of $1.0 billion of notes (the “Commitment Facility”). NCLC has the option to make up to two draws under the Commitment Facility, in which case NCLC will issue, and the Commitment Parties will purchase, an aggregate of (i) $450 million principal amount of 8.00% Senior Secured Notes due 2025 (the “Secured Notes”) and (ii) $550 million principal amount of 8.00% Senior Notes due three years after the issue date (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”).  The Secured Notes must be issued prior to the Unsecured Notes, and the principal amount of Secured Notes issuable will be increased to the extent that NCLC obtains an increase in obligations that may be secured by liens on collateral pursuant to the terms and conditions of NCLC’s debt agreements (with the principal amount of Unsecured Notes decreased commensurately). If drawn, the Notes will be subject to a quarterly duration fee of 1.50% with respect to the Secured Notes and a semi-annual duration fee of 3.00% with respect to the Unsecured Notes, as well as draw fees of 3.00% with respect to the Secured Notes and 5.00% with respect to the Unsecured Notes. The expiration of the Commitment Facility was extended through March 31, 2023. NCLC has not drawn on the Commitment Facility.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On July 29, 2022, NCLH issued a press release announcing the extension of the Commitment Facility. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Commitment Letter, dated as of July 26, 2022, among NCL Corporation Ltd. and the purchasers named therein (incorporated herein by reference to Exhibit 10.1 to Norwegian Cruise Line Holdings Ltd.’s Form 8-K filed on July 29, 2022 (File No. 001-35784)).
99.1	Press Release of Norwegian Cruise Line Holdings Ltd., dated July 29, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, NCL Corporation Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 29, 2022

NCL CORPORATION LTD.

By:	/s/ Mark A. Kempa
Name: Mark A. Kempa
Title: Executive Vice President and Chief Financial Officer